EXHIBIT 21.1

RFS PARTNERSHIP, L.P. AND SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

The following is a list of the subsidiaries of the registrant and the state of incorporation for each:

Name of Subsidiaries	State of Incorporation

CNL Rose SPE Tenant Corp.	Delaware
RFS Partnership, LP	Tennessee
RFS 2002 Financing, Inc.	Tennessee
RFS Financing 2002, LLC	Tennessee
RFS Financing Corp.	Tennessee
RFS Financing Partnership II, LP	Tennessee
RFS Financing Partnership, LP	Tennessee
RFS Leasing II, Inc.	Tennessee
RFS Leasing III, Inc.	Tennessee
RFS Leasing IV, Inc.	Tennessee
RFS Leasing V, Inc.	Tennessee
RFS Leasing VI, Inc.	Tennessee
RFS Leasing VII, Inc.	Tennessee
RFS MMM 1 1998	Virginia
RFS MMM 1 2000	Virginia
RFS MMM 2 1998	Virginia
RFS MMM 2 2000	Virginia
RFS SPE 1 1998 LLC	Virginia
RFS SPE 1 2000 LLC	Virginia
RFS SPE 2 1998 LLC	Virginia
RFS SPE 2 2000 LLC	Virginia
RFS TRS Holdings, Inc.	Tennessee
RFS Wharf Property Corporation	Tennessee
Ridge Lake General Partner, Inc. (DISABLED 01/23/04)	Tennessee
Rose Mezzanine SPE, GP	Delaware
Rose Mezzanine SPE, LP	Delaware
Rose SPE 1 GP, LLC	Delaware
Rose SPE 1, LP	Delaware
Wharf Associates	California